UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2017

e.l.f. Beauty, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37873	46-4464131
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

570 10th Street

Oakland, CA 94607

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (510) 778-7787

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 24, 2017, e.l.f. Beauty, Inc. (the “Company”) held its 2017 Annual Meeting of Stockholders. The Company’s stockholders voted on the following four proposals, each of which is described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 17, 2017 (the “Proxy”):

Proposal No. 1: Election of Directors. The following individuals were elected to the Company’s Board of Directors to serve as Class I directors for a three-year term expiring at the 2020 Annual Meeting of Stockholders or until their respective successors have been elected and qualified, or until their earlier death, resignation or removal:

	For	Withheld	Broker Non-Votes
Kirk L. Perry	34,363,730	4,547,757	2,962,763
Sabrina L. Simmons	34,363,266	4,548,221	2,962,763
Maureen C. Watson	33,277,459	5,634,028	2,962,763

Proposal No. 2: Ratification of the Appointment of the Independent Registered Public Accounting Firm. The Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017.

For	Against	Abstain	Broker Non-Votes
41,863,431	6,365	4,454	—

Proposal No. 3: Ratification of the Amended and Restated Certificate of Incorporation. The Company’s stockholders ratified the Company’s Amended and Restated Certificate of Incorporation as disclosed in the Proxy.

For	Against	Abstain	Broker Non-Votes
29,658,556	9,250,598	2,333	2,962,763

Proposal No. 4: Ratification of the Amended and Restated Bylaws. The Company’s stockholders ratified the Company’s Amended and Restated Bylaws as disclosed in the Proxy.

For	Against	Abstain	Broker Non-Votes
29,658,406	9,250,583	2,498	2,962,763

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

e.l.f. Beauty, Inc.

Date: May 26, 2017	By:	/s/ Scott K. Milsten
Scott K. Milsten
Senior Vice President and General Counsel